Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-142404 on Form S-8 of our report dated August 29, 2008 relating to the consolidated financial statements of Super Micro Computer, Inc. (which report expressed an unqualified opinion and included explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006, the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of Statement of Financial Accounting Standards No. 109, effective January 1, 2007 and related party transactions) and our report dated August 29, 2008 relating to the effectiveness of Super Micro Computer, Inc’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Super Micro Computer, Inc. for the year ended June 30, 2008.

/s/ Deloitte & Touche LLP

San Jose, California

August 29, 2008